                                                                    EXHIBIT 4(a)



                  FIXED RATE GLOBAL MEDIUM-TERM NOTE, SERIES B

         Unless and until this certificate is exchanged in whole or in part for Notes in definitive registered form, this Note may not be transferred except as a whole by The Depository Trust Company, a New York corporation ("DTC"), to its nominee or by its nominee to DTC or another nominee of DTC or by DTC or any such nominee to a successor Depositary or a nominee of such successor Depositary. Any certificate issued in exchange herefor shall be registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment in respect hereof shall be made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC).

REGISTERED                                               PRINCIPAL AMOUNT
No. FX-                    CUSIP NO. __________          $_______________


                           HILTON HOTELS CORPORATION
                           MEDIUM-TERM NOTE, SERIES B
                                  (FIXED RATE)



ORIGINAL ISSUE DATE:       INTEREST RATE:                STATED MATURITY DATE:




INTEREST PAYMENT DATES:





INITIAL REDEMPTION         INITIAL REDEMPTION            ANNUAL REDEMPTION
DATE:                      PERCENTAGE:                   PERCENTAGE REDUCTION:




OPTIONAL REPAYMENT DATE(S):




DAY COUNT CONVENTION:
[  ] 30/360 FOR THE PERIOD FROM                    TO
[  ] ACTUAL/360 FOR THE PERIOD FROM                TO
[  ] ACTUAL/ACTUAL FOR THE PERIOD FROM             TO

ADDENDUM ATTACHED:                                 ORIGINAL ISSUE DISCOUNT:
[  ] Yes                                           [  ] Yes
[  ] No                                            [  ] No
                                                   Total Amount of OID:
                                                   Yield to Maturity:
                                                   Initial Accrual Period:

                          CURRENCY:
                                                   Specified Currency:
                                                     (if other than U.S. dollars,
                                                     see attached addendum)
                                                   Minimum Denominations:
                                                     (Applicable only if Specified
                                                     Currency is other than
                                                     U.S. dollars)



OTHER PROVISIONS:

         HILTON HOTELS CORPORATION, a Delaware corporation ("Issuer" or the "Company," which terms include any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the Principal Amount specified above on the Stated Maturity Date specified above (except to the extent redeemed or repaid prior to the Stated Maturity Date), and to pay interest thereon at the Interest Rate per annum specified above, until, but excluding, the date on which such Principal Amount is paid or duly made available for payment. Reference herein to "this Note," "hereof," "herein" and comparable terms shall include an Addendum hereto if an Addendum is specified above.

         The Company will pay interest on each Interest Payment Date specified above, in arrears, commencing on the first Interest Payment Date next succeeding the Original Issue Date specified above, and on the Stated Maturity Date or any Redemption Date or Optional Repayment Date (the date of each such Stated Maturity Date, Redemption Date and Optional Repayment Date and the date on which principal or an installment of principal is due and payable by declaration of acceleration pursuant to the Indenture being referred to hereinafter as a "Maturity" with respect to principal payable on such date); provided, however, that if the Original Issue Date is between a Regular Record Date (as defined below) and the next succeeding Interest Payment Date, or on an Interest Payment Date, interest payments will commence on the Interest Payment Date immediately following the next succeeding Regular Record Date to the registered Holder on such next succeeding Regular Record Date. Except as provided above, interest payments will be made on the Interest Payment Dates shown above. Unless otherwise specified above, the "Regular Record Date" shall be the date 15 calendar days (whether or not a Business Day) immediately preceding the applicable Interest Payment Date. Interest on this Note will accrue from and including the most recent Interest Payment Date to which interest has been paid or duly provided for or, if no interest has been paid, from the Original Issue Date specified above, to, but excluding such Interest Payment Date or Maturity, as the case may be. If the Maturity or an Interest Payment Date falls on a day which is not a Business Day as defined below, the payment due on such Maturity or Interest Payment Date will be paid on the next succeeding Business Day with the same force and effect as if made on such Maturity or Interest Payment Date, as the case may be, and no interest shall accrue with respect to such payment for the period from and after such Maturity or Interest Payment Date. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date (except at Maturity) will, as provided in the Indenture referred to herein, be paid to the Person in whose name this Note is registered at the close of business on the Regular Record Date for such Interest Payment Date. Any such interest which is payable, but not punctually paid or duly provided for on any Interest Payment Date (herein called "Defaulted Interest"), shall forthwith cease to be payable to the registered Holder on such

Regular Record Date, and may be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders not less than ten days preceding such Special Record Date, or may be paid at any time in any other lawful manner, all as more fully provided in the Indenture.

         Payment of interest on this Note will be made at the office of the Paying Agent (defined below) in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payments of public and private debts; provided, however, that at the option of the Company, payment of interest due (other than at Maturity) may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the registry books of the Company; and provided, further, that the repayment of the principal of and interest on this Note on any Optional Repayment Date(s), if any, indicated above shall be made upon satisfaction of the provisions herein; and provided, further, that the Holder of Notes with an aggregate principal amount of $10,000,000 or more will be entitled to receive payments of interest on this Note (other than at Maturity) by wire transfer of immediately available funds if appropriate wire transfer instructions have been received by the Paying Agent not less than 15 days prior to the applicable Interest Payment Date. Such wire instructions, upon receipt by the Paying Agent, shall remain in effect until revoked by such Holder.

         Payment of principal or premium, if any, on the Maturity of this Note will be made in immediately available funds upon presentation of this Note at the office of the Paying Agent in the Borough of Manhattan, The City of New York, or at such other place as the Company may designate. Payment of interest due at Maturity will be made to the person to whom payment of the principal and premium, if any, of this Note shall be made.

         Unless the certificate of authentication hereon has been duly executed by the Authenticating Agent under the Indenture, by the manual signature of one of its authorized officers, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         This Note is one of a duly authorized series of Securities (hereinafter called the "Securities") of the Company designated as its "Medium-Term Notes, Series B" (the "Notes"). The Notes are issued and to be issued under an Indenture dated as of July 1, 1988, as amended and supplemented by the First Supplemental Indenture dated as of June 30, 1992, and that certain Agreement of Resignation, Appointment and Acceptance dated as of April 15, 1994, among the Company, The Bank of New York Trust Company of California, as trustee (the "Trustee"),

Morgan Guaranty Trust Company of New York, and The Bank of New York (the "Paying Agent", "Authenticating Agent," and "Security Registrar") (collectively, the "Indenture"), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, duties and obligations thereunder of the Company, the Trustee (which term includes any successor trustee with respect to the Notes under the Indenture) and the Holders of the Notes and the terms upon which the Notes are to be authenticated and delivered. The terms of individual Notes may vary with respect to interest rates or interest rate formulas, issue dates, maturity, redemption, repayment and otherwise. The Notes may be issued from time to time in an aggregate initial offering price up to $200,000,000, which amount may be increased if duly authorized by the Company.

         Except as otherwise provided in the Indenture, this Note will be issued in global form only registered in the name of the Depositary or its nominee. This Note will not be issued in definitive form, except as otherwise provided in the Indenture, and ownership of this Note shall be maintained in book-entry form by the Depositary for the accounts of participating organizations of the Depositary.

         Unless otherwise provided above and in accordance with the provisions herein, this Note is not subject to any sinking fund and is not redeemable or repayable prior to the Stated Maturity Date.

         If so provided above, this Note may be redeemed by the Company on any date on and after the Initial Redemption Date, if any, specified above. If no Initial Redemption Date is set forth above, this Note may not be redeemed prior to the Stated Maturity Date. On and after the Initial Redemption Date, if any, this Note may be redeemed at any time in whole or from time to time in part in increments of $1,000 (provided that any remaining principal hereof shall be at least $1,000) at the option of the Company at the applicable Redemption Price (as defined below), together with accrued interest hereon at the applicable rate payable to, but excluding, the date of redemption (each such date, a "Redemption Date"), on written notice to the Holder hereof given not more than 60 nor less than 30 days prior to the Redemption Date and in accordance with the provisions of the Indenture. In the event of redemption of this Note in part only, a new Note for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the surrender hereof.

         Unless otherwise specified above, the "Redemption Price" shall initially be the Initial Redemption Percentage, specified above, of the principal amount of this Note to be redeemed and shall decline at each anniversary of the Initial Redemption Date, shown above, by the Annual Redemption Percentage Reduction, if any, specified above, of the principal amount to be redeemed until the Redemption Price is 100% of such principal amount.

         This Note may be subject to repayment at the option of the Holder on any Optional Repayment Date(s), if any, indicated above. If no Optional Repayment Date(s) are set forth above, this Note may not be so repaid at the option of the Holder hereof prior to the Stated Maturity Date. On any Optional Repayment Date, this Note shall be repayable in whole or in part in increments of $1,000 (provided that any remaining principal hereof shall be at least $1,000) at the option of the Holder hereof at a repayment price, unless otherwise specified above, equal to 100% of the principal amount to be repaid, together with interest thereon payable to, but excluding, the date of repayment. For this Note to be repaid in whole or in part at the option of the Holder hereof, this Note must be received, with the form entitled "Option to Elect Repayment" below duly completed, by the Paying Agent at its Corporate Trust Office, or such other address of which the Company shall from time to time notify the Holders of the Notes, not more than 60 nor less than 30 days prior to the related Optional Repayment Date. Exercise of such repayment option by the Holder hereof shall be irrevocable. With respect to Notes represented by global securities, any option for repayment may be exercised by the Depositary, on behalf of the owners of the beneficial interest in the Notes represented by such global securities, by delivering a written notice substantially similar to the above-referenced form, duly completed, to the Paying Agent at the place and within the time period described above. All such notices shall be irrevocable.

         Interest payments on this Note shall include interest accrued from, and including, the Original Issue Date indicated above, or the most recent date to which interest has been paid or duly provided for, to, but excluding, the related Interest Payment Date or Maturity, as the case may be, until the Principal Amount is paid or made available for payment. Unless otherwise specified on the first page of this Note, interest payments for this Note shall be computed and paid on the basis of a 360-day year of twelve 30-day months.

         As used herein, "Business Day" means, unless otherwise specified above, each day that is not a Saturday, Sunday or other day on which banking institutions are authorized or required by law or executive order to close in The City of New York.

         Any provisions contained herein with respect to this Note, including the calculation of the Interest Rate applicable to this Note, the Interest Payment Dates, the Stated Maturity Date or any other variable terms relating hereto may be modified as specified under "Other Provisions" above or in an Addendum relating hereto if so specified above.

         If an Event of Default with respect to the Notes shall occur and be continuing, the principal of and accrued interest on all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of any series at the time Outstanding, on behalf of the Holders of the Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any
Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

         Holders of Securities may not enforce their rights pursuant to the Indenture or the Securities except as provided in the Indenture. No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable on the Security Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Security Registrar in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company, the Security Registrar and the Trustee duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes containing identical terms and provisions, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

         The Notes are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Notes are exchangeable for a like aggregate principal amount and tenor of Notes of different authorized denominations, as requested by the Holder surrendering the same.

         No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         The Indenture and this Note shall be construed in accordance with and governed by the laws of the State of New York.

         All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

         The terms of this Note include those stated in the Indenture and those made part of the Indenture by the Officers' Certificate delivered pursuant thereto and the Trust Indenture Act. This Note is subject to all such terms, and Noteholders are referred to the Indenture and said act for a statement of them.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed, manually or in facsimile, and an imprint or facsimile of its corporate seal to be imprinted hereon.

[FACSIMILE OF SEAL]                    HILTON HOTELS CORPORATION



                                       By:          /s/ STEVE KRITHIS
                                           ------------------------------------
                                           Name:   Steve Krithis
                                           Title:  Vice President and Corporate
                                                   Comptroller


Attest:



By:        /s/ CHERYL L. MARSH
    ---------------------------------
    Name:  Cheryl L. Marsh
    Title: Counsel and Corporate
           Secretary


Dated:


CERTIFICATE OF AUTHENTICATION
This is one of the Securities issued
under the within-mentioned Indenture.

THE BANK OF NEW YORK TRUST COMPANY
  OF CALIFORNIA, as Trustee



THE BANK OF NEW YORK,
  as Authenticating Agent



By:  __________________________
        Authorized signatory

                           OPTION TO ELECT REPAYMENT


         The undersigned hereby irrevocably request(s) and instruct(s) the Company to repay this Note (or portion hereof specified below) pursuant to its terms at a price equal to the principal amount hereof together with interest to the repayment date, to the undersigned, at ___________________________________
________________________________________________________________ (Please print or typewrite name and address of the undersigned)

         For this Note to be repaid, the Paying Agent must receive at its Corporate Trust Office, or at such other place or places of which the Company shall from time to time notify the Holder of this Note, not more than 60 nor less than 30 days prior to the Optional Repayment Date, if any, shown on the face of this Note, this Note with this "Option to Elect Repayment" form duly completed.

         If less than the entire principal amount of this Note is to be repaid, specify the portion hereof (which shall be increments of $1,000) which the Holder elects to have repaid $______________ and specify the denomination or denominations (which shall be $1,000 or an integral multiple thereof) of the Notes to be issued to the Holder for the portion of this Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid) $______________.

                                  _____________________________________________
Date: _________________           NOTICE:  The signature on this Option to Elect
                                  Repayment must correspond with the name as
                                  written upon the face of this Note in every
                                  particular, without alteration or enlargement
                                  or any change whatever.


Signature Guarantee:

__________________________

                            ASSIGNMENT/TRANSFER FORM


         FOR VALUE RECEIVED the undersigned registered Holder hereby sell(s), assign(s) and transfer(s) unto (insert Taxpayer Identification no.)
______________________________________________________________________________
________________________________________________________________ (Please print or typewrite name and address including postal zip code of assignee) ______________________________________________ the within Note and all rights thereunder, hereby irrevocably constituting and appointing ____________________________________ attorney to transfer said Note on the books of the Company with full power of substitution in the premises.

Dated: ______________                    ___________________________________

         NOTICE: The signature of the registered Holder on this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatsoever.


Signature Guarantee:

____________________

                                 ABBREVIATIONS


         The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM -- as tenants in common
UNIF GIFT MIN ACT -- ................Custodian...............
                          (Cust)                  (Minor)

                                Under Uniform Gifts to Minors Act


                                .................................
                                              (State)


TEN ENT -- as tenants by the entireties
JT TEN -- as joint tenants with right of survivorship and not as tenants in common

         Additional abbreviations may also be used though not in the above list.